UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                            POST-EFFECTIVE AMENDMENT
                                NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT



             REGISTRATION STATEMENT UNDER THE SECURITEIS ACT OF 1933

                              LISKA BIOMETRY, INC.
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             (Exact Name of Registrant as Specified in its Charter)
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                AMENDED LISKA BIOMETRY, INC. DIRECTOR AGREEMENTS
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                              (Full Title of Plan)

          FLORIDA                                           06-1562447
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(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                           100 MAIN STREET, SUITE 230
                           DOVER, NEW HAMPSHIRE 03820
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                    (Address of Principal Executive Offices)

                                 1-877- 77LISKA
          (Telephone number, including area code, of agent for service)

                       Copies to:  VIRGINIA K. SOURLIS, ESQ.,
                                          The Galleria
                                         2 Bridge Avenue
                                       Red Bank, NJ 07701
                                    (732) 530-9007 Fax (732)
                                   530-9008 www.SourlisLaw.com

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                          DEREGISTRATION OF SECURITIES
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Effective immediately upon the filing of this Post-Effective  Amendment No. 1 to
Form S-8 Registration Statement (Registration No. 333-117684), filed on July 27, 2004, Liska Biometry, Inc. (the "Company") hereby deregisters 60,000 shares previously registered for sale to be issued to Directors of the Company as Director bonuses, which shares were not issued.

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                                   SIGNATURES
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Pursuant to the requirements of the Securities Act of 1933, Liska Biometry, Inc.
certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 26, 2005.

                                       LISKA BIOMETRY, INC.


                                       By: /s/ CHRIS LeCLERC
                                           -------------------------------------
                                           Chris LeClerc
                                           President and CEO

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